Exhibit 16.1

Accountants and Business Advisors

March 27, 2007

Ms. Jody Gunderson

Audit Committee Chairman

Accredited Mortgage Loan REIT Trust

15090 Avenue of Science

Sand Diego, CA 92128

Dear Ms. Gunderson:

This sis to confirm that the client-auditor relationship between Accredited Mortgage Loan REIT Trust (U.S. Securities and Exchange Commission File No. 001-32276) and Grant Thornton LLP has ceased.

Very truly yours,

cc:	Office of the Chief Accountant

PCAOB Letter File

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

18400 Von Karman Avenue

Suite 900

Irvine, CA 92612-0525

T 949.553.1600

F 949.553.0168

W www.grantthornton.com

Grant Thornton LLP

US member of Grant Thornton International